UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2016 (July 29, 2016)

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1     Registrant's Business and Operations
Item 1.01    Entry into a Material Definitive Agreement

In connection with the execution of the Merger Agreement (as defined below), Compass Group Diversified Holdings LLC (the “Company”) entered into a commitment letter, dated August 1, 2016 (the “Commitment Letter”), with Bank of America, N.A., as sole administrative agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole book runner. The Commitment Letter provides for a $150 million Incremental Tranche B Term Facility (the “Commitment”) that is on identical terms as the outstanding term loan under the credit agreement, dated as of June 6, 2014, as amended, among the Company, the financial institutions party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer. The Commitment may be used to finance a portion of the aggregate cash consideration of, and to pay the fees and expenses in connection with, the Merger. The Commitment will expire on the earliest of October 29, 2016, the closing of the Merger without using the Commitment, and the acceptance by 5.11 Tactical (as defined below) of an offer for any substantial part of its capital stock or assets other than as part of the Merger.

A copy of the Commitment Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Commitment Letter is qualified in its entirety by reference to the full text of the Commitment Letter.

Section 8     Other Events
Item 8.01    Other Events

The Company and Compass Diversified Holdings (“Holdings” and, together with the Company, collectively “CODI,” “us” or “we”) acquires and manages small to middle market businesses in the ordinary course of its business. The following description relates to the recent acquisition of one such business.

5.11 Tactical

On July 29, 2016, 5.11 ABR Corp., a Delaware corporation and majority owned subsidiary of the Company ("Parent") and 5.11 ABR Merger Corp., a Delaware corporation and wholly owned subsidiary of the Parent (“Merger Sub”), entered into an agreement and plan of merger (the “Merger Agreement”) with 5.11 Acquisition Corp., a Delaware corporation (“5.11 Tactical”), and TA Associates Management, L.P., as the agent and attorney in fact of the holders of stock and options in 5.11 Tactical, pursuant to which Merger Sub will merge with and into 5.11 Tactical, with 5.11 Tactical as the surviving entity (the “Merger”). Upon the consummation of the Merger, Merger Sub will cease to exist, and 5.11 Tactical will become a wholly owned subsidiary of the Parent.

The purchase price for 5.11 Tactical will be $400 million, subject to working capital and certain other adjustments upon closing. 5.11 Tactical reported net revenue of approximately $293 million and EBITDA of approximately $38 million for the trailing twelve months ended April 30, 2016. In addition, 5.11 Tactical incurs between $4 million and $5 million in annual maintenance capital expenditures. The Company intends to fund the purchase price through a draw on its revolving credit facility as well as exercising the facility’s accordion feature. The Company’s initial equity ownership in 5.11 Tactical will be approximately 97.5%, and 5.11 Tactical’s management team will also invest in the transaction alongside the Company.

5.11 Tactical is a leading designer and marketer of purpose-built tactical apparel and gear serving a wide range of global customers including law enforcement, military special operations and firefighters, as well as outdoor enthusiasts. Headquartered in Irvine, California, 5.11 Tactical operates international sales offices in Sweden, Mexico, Australia, China and UAE.

The Merger Agreement contains customary representations, warranties, covenants and indemnification provisions. The Company expects to obtain “representation and warranty” insurance, which will provide coverage for breaches of certain representation and warranties contained in the Merger Agreement, subject to deductibles and certain other terms and conditions. Each party’s obligation to consummate the Merger is subject to certain conditions, including, but not limited to (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (ii) performance in all material respects by the other party of its covenants.

The Merger is subject to customary closing conditions and is expected to close within 45 days of entry into the Merger Agreement or such other time as the parties may mutually agree. However, there can be no assurances that all of the conditions to closing will be satisfied.

The foregoing brief description of the Merger Agreement is not meant to be exhaustive and is qualified in its entirety by the Merger Agreement itself, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

On August 1, 2016, the Company issued a Press Release announcing the execution of the Merger Agreement. A copy of the Press Release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Section 9     Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits

(d) Exhibits

10.1	Commitment Letter, dated August 1, 2016, from Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
99.1
Agreement and Plan of Merger, dated as of July 29, 2016, by and among 5.11 ABR Corp., 5.11 ABR Merger Corp., 5.11 Acquisition Corp., and TA Associates Management, L.P., as the agent and attorney in fact of the holders of stock and options in 5.11 Acquisition Corp.

99.2	Press Release of the Company dated August 1, 2016 announcing the acquisition of 5.11 Tactical.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2016	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2016	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer